EXHIBIT 99.1
For Immediate Release

Hasbro Reports First Quarter 2024 Financial Results
Company Reports Improved Profitability and EPS Growth in the quarter

Pawtucket, R.I., April 24, 2024 -- Hasbro, Inc. (NASDAQ: HAS), a leading toy and game company, today reported financial results for the first quarter 2024.

"The first quarter was a good start to the year for Hasbro; we are continuing to see the results of our transformation work," said Chris Cocks, Hasbro Chief Executive Officer. "Performance from our licensing portfolio shows the strength of our brands and we continue to fuel innovation in games and toys as we expand our reach across play patterns to fans of all ages."

"We made solid progress in our turnaround efforts in the first quarter," said Gina Goetter, Hasbro, Chief Financial Officer. "We landed revenue where we expected and drove significant operating profit improvement led by our operational excellence program and improved business mix. We remain on track for our full-year commitments."

First Quarter 2024 Highlights

•First quarter Hasbro, Inc. revenue declined 24% driven primarily by the eOne film and television divestiture; excluding the divestiture, revenue decline 9% with growth in the Wizards of the Coast and Digital Gaming segment (+7%) and Entertainment (+65%) more than offset by declines in Consumer Products (-21%).
•Operating profit of $116.2 million includes $32.4 million of intangible amortization associated with eOne, loss on disposal of business and costs associated with the Company's transformation; Operating Margin of 15.3%
•Adjusted operating profit of $148.6 million (+$101.4 million vs. PY) and adjusted operating margin of 19.6% (+14.9 points vs. PY), driven by favorable business mix, supply chain productivity and reduced operating costs.
•Hasbro owned inventory down 53% versus prior year, including a 57% decline in Consumer Products inventory versus the first quarter 2023.
•Reported net earnings of $0.42 per diluted share; adjusted net earnings of $0.61 per diluted share benefiting from improved operations and favorability from a stock compensation adjustment and net interest expense reduction.
•Operating cash flow of $177.8 million vs. $88.8 million in the prior year driven by improved operating results and benefits from working capital.
•Paid $97.2 million in cash dividends to shareholders in the quarter.

First Quarter 2024 Segment Details

•Consumer Products Segment
•Revenue decrease of 21% driven by broader industry trends, exited businesses and reduced closeout sales as a result of last year's inventory clean-up.

•Operating margin of -11.4% and adjusted operating margin of -9.2%; cost savings and productivity gains offset by volume declines.
•FURBY continued to perform well in the quarter supported by the launch of FURBLETS in December 2023.

•Wizards of the Coast and Digital Gaming Segment
•Revenue increase of 7% driven by increase in Licensed Digital Gaming revenue behind Baldur's Gate 3 and Monopoly Go!.
•Tabletop revenue increased 5% behind growth in MAGIC: THE GATHERING shipment timing to support the Outlaws of Thunder Junction release and strong demand for the Universes Beyond Fallout Commander set.
•Operating profit increased 60% and operating profit margin of 38.8% due to higher digital licensing revenue mix of revenues and cost management.

•Entertainment Segment
•Revenue decline of 85% impacted by the sale of eOne Film and TV in December 2023; Absent this impact, revenue grew 65% driven by the delivery of PEPPA PIG content.
•Operating profit of $5.8 million compared to operating loss of $8.7 million in the first quarter 2023.
•Adjusted operating profit of $18.2 million compared to adjusted operating loss of $2.5 million in 2023.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2024 Company Outlook1

For the full year, the Company maintains annual guidance and continues to expect:

•Consumer Products Segment revenue down 7% to 12% with 4 points of the decline coming from businesses shifting to an out-license model; Operating margin 4% to 6%.
•Wizards of the Coast Segment revenue down 3% to 5%; Operating margin 38% to 40%.
•Pro-Forma Entertainment segment revenue down $15 million; Adjusted operating margin of approximately 60%.
•Total Hasbro, Inc Adjusted EBITDA of $925M to $1B.
•Gross savings target to $750M by year end 2025.

2024 Capital Allocation priorities:

•Invest in core business.
•Return cash to shareholders through the dividend.
•Continue to pay down debt and progress towards leverage target.

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results.

Dividend Announcement
During the first quarter, the Company paid $97.2 million in cash dividends to shareholders. As previously announced, the next dividend will be payable on May 15, 2024 to shareholders of record at the close of business on May 1, 2024. In 2024, to align with industry best practice, the Company expects future dividend declarations will be made closer to the record date.

Conference Call Webcast
Hasbro will webcast its first quarter 2024 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading toy and game company whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers play experiences for fans of all ages around the world, through toys, games, licensed consumer products, digital games and services, location-based entertainment, film, TV, and more. With a portfolio of over 1,800 iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands, Hasbro brings fans together wherever they are, from tabletop to screen.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit https://corporate.hasbro.com or @Hasbro on LinkedIn.

© 2024 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to our business strategies and plans; expectations relating to products, gaming and entertainment; anticipated cost savings; financial targets; capital allocation priorities; dividend declarations; and anticipated financial performance for 2024 and beyond. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to successfully execute on our business strategy and transformation initiatives, including to focus on and scale select business initiatives and brands to drive profitability and to achieve anticipated cost savings;
•our ability to successfully compete in the play industry and further develop our digital gaming and licensing business;
•our ability to transform our business and capabilities to address the changing global consumer landscape;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•risks related to economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•our dependence on third party relationships, including with third party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks associated with international operations, such as conflict in territories in which we operate, currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees, particularly following recent workforce reductions;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed; ;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition-related costs, acquired intangible amortization, Operational Excellence and Blueprint 2.0 implementation charges; and certain non-cash asset impairment charges. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes Operational Excellence and Blueprint 2.0 implementation charges, certain non-cash asset impairment charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Kern Kapoor | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | bertie.thomson@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	March 31, 2024	April 2, 2023
ASSETS
Cash and Cash Equivalents	$570.2	$386.2
Accounts Receivable, Net	632.5	685.2
Inventories	336.2	713.4
Prepaid Expenses and Other Current Assets	456.5	754.4
Total Current Assets	1,995.4	2,539.2
Property, Plant and Equipment, Net	501.3	509.1
Goodwill	2,278.8	3,470.1
Other Intangible Assets, Net	569.7	801.0
Other Assets	857.8	1,604.3
Total Assets	$6,203.0	$8,923.7

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$—	$134.5
Current Portion of Long-Term Debt	500.0	109.0
Accounts Payable	254.2	360.1
Accrued Liabilities	1,038.0	1,293.8
Total Current Liabilities	1,792.2	1,897.4
Long-Term Debt	2,966.9	3,682.4
Other Liabilities	414.0	585.2
Total Liabilities	5,173.1	6,165.0
Total Shareholders' Equity	1,029.9	2,758.7
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$6,203.0	$8,923.7

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended
	March 31, 2024	% Net Revenues	April 2, 2023	% Net Revenues
Net Revenues	$757.3	100.0%	$1,001.0	100.0%
Costs and Expenses:
Cost of Sales	204.2	27.0%	285.3	28.5%
Program Cost Amortization	8.1	1.1%	122.5	12.2%
Royalties	50.9	6.7%	69.0	6.9%
Product Development	65.5	8.6%	83.3	8.3%
Advertising	51.5	6.8%	82.8	8.3%
Amortization of Intangibles	17.0	2.2%	23.1	2.3%
Selling, Distribution and Administration	234.8	31.0%	317.1	31.7%
Loss on Disposal of Business	9.1	1.2%	—	0.0%
Operating Profit	116.2	15.3%	17.9	1.8%
Non-operating expense (income):
Interest Expense	38.5	5.1%	46.3	4.6%
Interest Income	(8.3)	-1.1%	(6.0)	-0.6%
Other Expense (Income), Net	5.0	0.7%	(1.4)	-0.1%
Total non-operating expense, net	35.2	4.6%	38.9	3.9%
Earnings (Loss) before Income Taxes	81.0	10.7%	(21.0)	-2.1%
Income Tax Expense	21.9	2.9%	0.7	0.1%
Net Earnings (Loss)	59.1	7.8%	(21.7)	-2.2%
Net Earnings Attributable to Noncontrolling Interests	0.9	0.1%	0.4	0.0%
Net Earnings (Loss) Attributable to Hasbro, Inc.	$58.2	7.7%	$(22.1)	-2.2%

Per Common Share
Net Earnings (Loss)
Basic	$0.42		$(0.16)
Diluted	$0.42		$(0.16)

Cash Dividends Declared	$0.70		$0.70

Weighted Average Number of Shares
Basic	139.1		138.6
Diluted	139.3		138.6
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Quarter Ended
	March 31, 2024	April 2, 2023
Cash Flows from Operating Activities:
Net Earnings (Loss)	$59.1	$(21.7)
Loss on Disposal of Business	9.1	—
Other Non-Cash Adjustments	60.9	181.9
Changes in Operating Assets and Liabilities	48.7	(71.4)
Net Cash Provided by Operating Activities	177.8	88.8

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(45.8)	(53.2)
Other	(2.3)	(2.4)
Net Cash Utilized by Investing Activities	(48.1)	(55.6)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	—	1.2
Repayments of Long-Term Debt	—	(35.5)
Net Repayments of Short-Term Borrowings	—	(7.7)
Stock-Based Compensation Transactions	0.2	—
Dividends Paid	(97.2)	(96.7)
Payments Related to Tax Withholding for Share-Based Compensation	(10.2)	(14.0)
Other	(1.7)	(3.9)
Net Cash Utilized by Financing Activities	(108.9)	(156.6)

Effect of Exchange Rate Changes on Cash	4.0	(3.5)

Net Increase (Decrease) in Cash and Cash Equivalents	24.8	(126.9)

Cash and Cash Equivalents at Beginning of Year	545.4	513.1

Cash and Cash Equivalents at End of Period	$570.2	$386.2

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (5)
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended March 31, 2024			Quarter Ended April 2, 2023
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$757.3	$—	$757.3	$1,001.0	$—	$1,001.0	-24%
Operating Profit	116.2	32.4	148.6	17.9	29.3	47.2	>100%
Operating Margin	15.3%	4.3%	19.6%	1.8%	2.9%	4.7%

Segment Results
Consumer Products:
External Net Revenues (2)	$413.0	$—	$413.0	$520.4	$—	$520.4	-21%
Operating Profit (Loss)	(46.9)	9.1	(37.8)	(46.0)	10.6	(35.4)	-7%
Operating Margin	-11.4%	2.2%	-9.2%	-8.8%	2.0%	-6.8%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$316.3	$—	$316.3	$295.2	$—	$295.2	7%
Operating Profit	122.8	—	122.8	76.8	—	76.8	60%
Operating Margin	38.8%	—	38.8%	26.0%	—	26.0%

Entertainment:
External Net Revenues (4)	$28.0	$—	$28.0	$185.4	$—	$185.4	-85%
Operating Profit (Loss)	5.8	12.4	18.2	(8.7)	6.2	(2.5)	>100%
Operating Margin	20.7%	44.3%	65.0%	-4.7%	3.3%	-1.3%

Corporate and Other:
Operating Profit (Loss)	$34.5	$10.9	$45.4	$(4.2)	$12.5	$8.3	>100%

	Net Revenues
	Quarter Ended
	March 31, 2024	April 2, 2023	% Change
(1) Net Revenues by Brand Portfolio
Franchise Brands (a)	$606.5	$613.4	-1%
Partner Brands	87.7	132.7	-34%
Portfolio Brands (b)	63.1	92.1	-31%
Non-Hasbro Branded Film & TV (b)	—	162.8	-100%
Total	$757.3	$1,001.0

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.
     (b) Effective in the first quarter of 2024, the Company moved the remaining Non-Hasbro Branded Film & TV brands into Portfolio Brands to align with the Company's Brand Strategy. For comparability net revenues for quarter ended April 2, 2023, has been restated to reflect the movement, resulting in a change of $0.10.

	Net Revenues
	Quarter Ended
	March 31, 2024	April 2, 2023	% Change
MAGIC: THE GATHERING	$237.9	$229.1	4%
Hasbro Total Gaming (c)	408.0	386.5	6%

(c) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Net Revenues
	Quarter Ended
	March 31, 2024	April 2, 2023	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$239.1	$279.1	-14%
Europe	87.5	131.6	-34%
Asia Pacific	48.8	63.3	-23%
Latin America	37.6	46.4	-19%
Total	$413.0	$520.4

	Net Revenues
	Quarter Ended
	March 31, 2024	April 2, 2023	% Change
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$228.2	$217.9	5%
Digital and Licensed Gaming	88.1	77.3	14%
Total	$316.3	$295.2

	Net Revenues
	Quarter Ended
	March 31, 2024	April 2, 2023	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$—	$168.4	-100%
Family Brands	28.0	17.0	65%
Total	$28.0	$185.4

(5) Amounts within this section may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA (1)
	Quarter Ended
	March 31, 2024	April 2, 2023
Net Earnings (Loss) Attributable to Hasbro, Inc.	$58.2	$(22.1)
Interest Expense	38.5	46.3
Income Tax Expense	21.9	0.7
Net Earnings Attributable to Noncontrolling Interests	0.9	0.4
Depreciation	21.3	24.0
Amortization of Intangibles	17.0	23.1
EBITDA	$157.8	$72.4
Non-GAAP Adjustments and Stock Compensation (2)	15.0	26.3
Adjusted EBITDA	$172.8	$98.7

(2) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$(5.0)	$15.7
Operational Excellence charges	10.9	10.6
Blueprint 2.0 implementation charges	9.1	—
Total	$15.0	$26.3

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)
Reconciliation of Adjusted Operating Profit (1)
	Quarter Ended
	March 31, 2024	April 2, 2023

Operating Profit (Loss)	$116.2	$17.9
Consumer Products	(46.9)	(46.0)
Wizards of the Coast and Digital Gaming	122.8	76.8
Entertainment	5.8	(8.7)
Corporate and Other	34.5	(4.2)

Non-GAAP Adjustments (2)	$32.4	$29.3
Consumer Products	9.1	10.6
Entertainment	12.4	6.2
Corporate and Other	10.9	12.5

Adjusted Operating Profit (Loss)	$148.6	$47.2
Consumer Products	(37.8)	(35.4)
Wizards of the Coast and Digital Gaming	122.8	76.8
Entertainment	18.2	(2.5)
Corporate and Other	45.4	8.3

(2) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$—	$1.9
Acquired intangible amortization (ii)	12.4	16.8
Operational Excellence charges (iii)
Transformation office and consultant fees (a)	5.2	10.6
Severance and other employee charges (b)	5.7	—
Blueprint 2.0 implementation charges (iv)
Loss on disposal of business (a)	9.1	—
Total	$32.4	$29.3
(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) in the quarter ended April 2, 2023. The expense is included within Selling, Distribution and Administration.
(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(iii) These costs relate to the comprehensive review of the Company's operations and development of a transformation plan to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These charges consist of:
(a) Program related consultant and transformation office fees of $5.2 ($3.9 after tax) for the quarter ended March 31, 2024 and $10.6 ($8.1 after-tax) for the quarter ended April 2, 2023, respectively, are included within Selling, Distribution and Administration within the Corporate and Other segment.
(b) Severance and other employee charges of $5.7 ($4.4 after-tax) for the quarter ended March 31, 2024, associated with cost-savings initiatives across the Company.
(iv) The Company announced the results of its strategic review, Blueprint 2.0, a consumer-centric approach focusing on fewer, bigger brands, expanded licensing, branded entertainment, and high-margin growth in games, digital and direct. As the Company implements the new strategy, charges recognized consist of:
(a) Loss on disposal of a business of $9.1 ($9.1 after-tax) for the quarter ended March 31, 2024 related to the sale of the eOne Film and TV business not directly supporting the Company's Entertainment Strategy within the Entertainment segment, which was executed on December 27, 2023. The year to date charge is included within Loss on Disposal of Business.
(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Quarter Ended
(all adjustments reported after-tax)	March 31, 2024	Diluted Per Share Amount	April 2, 2023	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$58.2	$0.42	$(22.1)	$(0.16)
Acquisition-related costs	—	—	1.7	0.01
Acquired intangible amortization	9.3	0.07	13.3	0.10
Operational Excellence charges	8.3	0.06	8.1	0.06
Blueprint 2.0 implementation charges	9.1	0.07	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$84.9	$0.61	$1.0	$0.01

(1) Amounts may not sum due to rounding